Exhibit 31.2

CERTIFICATIONS:

I, Virland Johnson, certify that:

1.	I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q of Appliance Recycling Centers of America, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 26, 2017	/s/ Virland A. Johnson
Virland A. Johnson
Chief Financial Officer